CONSENT OF DECORIA, MAICHEL & TEAGUE P.S.


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 2001, included in USAC's Form 10-KSB for the year ended December 31, 2000, and to all references to our Firm included in this registration statement.

                         /s/DECORIA, MAICHEL & TEAGUE P.S.
                             Decoria, Maichel & Teague P.S

Spokane, Washington

September 6, 2001